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                                                                         EX-99.3

                               VIRATA CORPORATION

                  1999 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
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1.   Purpose

     This 1999 Non-Employee Director Compensation Plan (the "Plan") is intended to promote the interests of Virata Corporation, a Delaware corporation (the "Corporation"), by providing eligible non-employee directors of the Corporation and eligible members of the Corporation's technology advisory board with an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and an incentive for such persons to remain in the service of the Corporation. Under the Plan, an Eligible Participant (as defined below) may be granted an option ("Option") to purchase Common Stock of the Corporation as set forth below.

2.   Eligibility

     The individuals who shall be eligible to participate ("Eligible Participants") in the Plan shall be limited to:

          (a) each person serving on the Corporation's Board of Directors (the "Board") who is not a full-time employee of the Corporation or any Affiliate (as such term is defined under Rule 1-02(b) of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Corporation (a "Non-Employee Board Member"); and

          (b) each person serving on the Corporation's Technology Advisory Board ("Technology Advisory Board") who is not a full-time employee of the Corporation or any Affiliate of the Corporation (a "Non-Employee Technology Advisory Board Member");

provided, that any person who becomes a Non-Employee Board Member or a Non-
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Employee Technology Advisory Board Member after the Effective Date (as defined below) and was an employee of the Corporation or any Affiliate of the Corporation at any time during the preceding 12-month period, shall not be deemed an Eligible Participant under the Plan until 12-months after such person ceased to be an employee of the Corporation or any Affiliate of the Corporation; provided further, that a person shall immediately cease to be an Eligible
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Participant under the Plan in the event such person no longer satisfies the requirements set forth in subsections (a) and (b) above, as the case may be. Each Eligible Participant who is granted an Option under this Plan shall be an "Optionee."

3.   Administration of the Plan

     The Plan will be administered by the director compensation committee of the Board (the "Director Compensation Committee"). Subject to Section 10 of this Plan and except as otherwise set forth in this Plan, the Director Compensation Committee will have full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules and regulations deemed necessary, desirable or appropriate for administering the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Director Compensation Committee will be final and binding on all parties having an interest in the Plan. Notwithstanding the foregoing, to the extent necessary to cause the grant of an Option hereunder to be exempt from the requirements of Section 16b of the Exchange Act, any action taken by the Director Compensation Committee shall be approved by the Board.

4.   Stock Subject To The Plan

          (a) The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed One Million (1,000,000) shares, subject to Section 7.

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          (b) Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent those Options expire or terminate for any reason prior to exercise in full. However, should the exercise price of an Option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such Option or stock issuance.

5.   Option Grants

          (a) Subject to the terms of this Plan and the stock option agreement between the Non-Employee Board Member, each Non-Employee Board Member will be granted an automatic Option as follows:

               (i) if the Non-Employee Board Member was serving as a member of the Board on the Effective Date, (A) on the Effective Date, an Option to purchase Forty Thousand (40,000) shares of the Common Stock at an exercise price per share equal to the initial public offering price per share to the public in the Corporation's initial public offering ("IPO") of its Common Stock, which Option shall vest proportionately (1/48) each month over a period of four (4) years from the date of grant, and (B) on the fourth anniversary of the Effective Date and on each anniversary thereafter, if on each such date such Non-Employee Board Member shall continue to be serving, and since the Effective Date shall have continuously served, as a member of the Board, an Option to purchase Ten Thousand (10,000) shares of the Common Stock at an exercise price per share equal to the Fair Market Value of a share of the Common Stock on the date of grant, which Option shall vest proportionately (1/12) each month over a period of one (1) year from the date of grant;

               (ii) if such Non-Employee Board Member was not serving as a member of the Board on the Effective Date, (A) on the date of his or her initial election as a member of the Board ("Board Election Date"), an Option to purchase Forty Thousand (40,000) shares of the Common Stock at an exercise price per share equal to the Fair Market Value of a share of the Common Stock on the date of grant, which Option shall vest proportionately (1/48) each month over a period of four (4) years from the date of grant, and (B) on the fourth anniversary of such Non-Employee Board Member's Board Election Date and on each anniversary thereafter, if on each such date such Non-Employee Board Member shall continue to be serving, and since his or her Board Election Date shall have continuously served, as a member of the Board, an Option to purchase Ten Thousand (10,000) shares of the Common Stock at an exercise price per share equal to the Fair Market Value of a share of the Common Stock on the date of grant, which Option shall vest proportionately (1/12) each month over a period of one (1) year from the date of grant.

          (b) Subject to the terms of this Plan, on behalf of the Corporation, the Director Compensation Committee is hereby authorized to enter into a stock option agreement with a Non-Employee Technology Advisory Board Member pursuant to which the Non-Employee Technology Advisory Board Member may be granted an Option to purchase a number of shares of the Common Stock as may be determined by the Director Compensation Committee, at an exercise price per share equal to the Fair Market Value of a share of the Common Stock on the date of grant and which shall vest proportionately (1/48) each month over a period of four (4) years from the date of grant and which shall have such other terms and conditions as may be determined by the Director Compensation Committee. Notwithstanding the above, each grant of an Option to a Non-Employee Technology Advisory Board Member shall be subject to approval by the Board.

6.   Option Terms

          (a) Option Term.  Each Option shall have a term of ten (10) years
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measured from the applicable date of grant (the "Option Term").

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          (b) Termination of Eligible Participant Status.  The following
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provisions shall govern the exercise of all Options held by an Optionee at the time such Optionee ceases to be an Eligible Participant for any reason:

               (i) On the date the Optionee ceases to be an Eligible Participant, any portion of an Option that is unvested shall immediately terminate.

               (ii) Subject to subsection (iii) below, the Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a period of twelve (12) months following the date the Optionee ceases to be an Eligible Participant in which to exercise any portion of the Option that was vested as of the date the Optionee ceased to be an Eligible Participant; provided that, in the event the Optionee ceases
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     to be an Eligible Participant due the fact that the Optionee is or becomes an employee of the Corporation or an Affiliate of the Corporation, then the Optionee shall have until the later of (A) twelve (12) months following the date the Optionee ceases to be an Eligible Participant and (B) 90 days after such Optionee ceases to be an employee of the Corporation or a Affiliate of the Corporation in which to exercise any portion of the Option that was vested as of the date the Optionee ceased to be an Eligible Participant; provided, further, that, in the event the Optionee ceases to
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     be an Eligible Participant or an employee of the Corporation as a result of
     (1) an act of dishonesty or willful misconduct; (2) a breach of fiduciary duty owed to the Corporation or its stockholders involving personal profit or any other material breach of fiduciary duty; (3) an act of fraud, embezzlement, malfeasance or misappropriation of Corporation property; (4) a conviction of an illegal act or felony, or engaging in abuse of alcohol, illegal drugs or controlled substances; or (5) a willful failure to perform his or her reasonable duties or responsibilities, then any unexercised portion of the Option shall immediately terminate.

               (iii) Notwithstanding subsection (ii) above, in no event shall any Option remain exercisable after the expiration of the Option Term for such Option. Upon earlier of (A) the expiration of the applicable period set forth in subsection (ii) above and (B) the expiration of the Option Term, any remaining unexercised portion of the Option shall immediately terminate and cease to be outstanding.

          (c) Additional Terms.  The Director Compensation Committee, in its
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sole and absolute discretion, may determine any additional terms and conditions of Options granted under this Plan, including terms, conditions and restrictions contained in a stock option agreement between the Eligible Participant and the Corporation.

7.   Adjustments; Change In Control

          (a) If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then, unless the terms of such transaction or this Plan shall provide otherwise, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which grants are subsequently to be made under the Plan to Eligible Participants, and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option under the Plan; provided that the aggregate
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exercise price payable for such Option shall remain the same.  Such adjustments to the outstanding Options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Options. The adjustments determined by the Director Compensation Committee shall be final, binding and conclusive.

          (b) Upon the consummation of a Change in Control (as defined below), the unvested portion of any Option granted under the Plan shall immediately become vested. Following the effectiveness of the Change in Control, the securities subject to the vested portion of each outstanding Option shall be appropriately adjusted such that upon exercise of the Option, the Optionee shall receive the number and class of securities which would have been issuable to the Optionee upon effectiveness of such Change in Control had the Option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding Option; provided the aggregate exercise price payable for such
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securities

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shall remain the same. For purposes of this Plan, "Change in Control" shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) a reorganization, merger, consolidation or similar transaction in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          (c) The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8.   Tax Withholding

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of Options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable U.S. federal, state, foreign and local income and employment tax withholding requirements.

9.   Effective Date And Term Of The Plan

          (a) This Plan was adopted by the Board on September 21, 1999 and will become effective immediately prior to the effectiveness of the IPO (the "Effective Date"); provided that no Options granted under the Plan may be exercised, and no shares of Common Stock shall be issued under the Plan, until and unless (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the exercise of any Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions or requirements of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange (or the Nasdaq National Market, if applicable) upon which the Common Stock may then be listed.

          (b) Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the tenth anniversary of the Effective Date, (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued, or (iii) the date of a Change in Control. Upon the termination of the Plan, all outstanding Options granted pursuant to the Plan shall thereafter continue to have force and effect until such Options shall terminate in accordance with the provisions of this Plan and any stock option agreement between the Eligible Participant and the Corporation.

10.  Amendment Of The Plan

     The Director Compensation Committee in its sole and absolute discretion may alter, amend, suspend or discontinue the Plan at any time and for any reason; provided that:

          (a) the Plan may not be amended to increase the number of shares of Common Stock issuable under the Plan without the approval of the Corporation's stockholders, except for permissible adjustments in accordance with Section 7;

          (b) no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan, unless the Optionees so affected consent to such amendment or modification; provided, that the Plan may be amended or terminated by the
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Director Compensation Committee if the Director Compensation Committee in good faith determines that (i) the amendment or termination of the Plan is in the best interests of the Corporation and its stockholders, (ii) the amendment or termination of the Plan is necessary in order to comply with applicable law, or
(iii) the continuation of the Plan would cause the

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Corporation to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan;

          (c) a change in the number of shares of Common Stock subject to an Option shall require the approval of the Board; and

          (d) to the extent necessary to cause the grants of Options therefor under the Plan to be exempt from the requirements of Section 16b of the Exchange Act, any action taken by the Director Compensation Committee shall be approved by the Board.

11.  Assignability

     An Option shall be exercisable only by the Eligible Participant and shall not be assignable or transferable (other than by will, the laws of descent and distribution or as provided in paragraph I hereof) by the Eligible Participant. Any such attempt at assignment or transfer shall be without effect.

12.  No Stockholder, Employment or Continuing Service Rights

          (a) An Eligible Participant shall have no stockholder rights with respect to the shares of Common Stock subject an outstanding Option until such shares Common Stock are purchased by the Eligible Participant in accordance with the provisions of the Plan and any stock option agreement between the Eligible Participant and the Corporation, and the Eligible Participant has become a holder of record of the purchased shares.

          (b) Nothing in the Plan shall confer upon any Eligible Participant any right to continue to serve the Corporation or any Affiliate of the Corporation as a member of the Board, as member of the Technology Advisory Board, as an employee or in any other capacity for any specific duration or to interfere with or otherwise restrict in any way the rights of the Corporation, any Affiliate of the Corporation, the Corporation's stockholders or the Eligible Participant, which rights are hereby expressly reserved by each, to terminate the Eligible Participant's service as a member of the Board, as a member of the Technology Advisory Board, as an employee or with respect to any other capacity in which the Eligible Participant may now or in the future serve the Corporation or any Affiliate of the Corporation.

13.  General Provisions

          (a) All costs and expenses incurred in the administration of this Plan will be paid by the Corporation.

          (b) All notices or other communications by an Eligible Participant to the Corporation under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

          (c) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that State's conflict of laws rules.

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